UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 10, 2003 (June 6, 2003)
Date of Report (Date of Earliest Event Reported)

Gevity HR, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	0-22701	65-0735612

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 301 Boulevard West
Suite 202
Bradenton, Florida 34205
(Address of Principal Executive Offices and Zip Code)

(941) 748-4540
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

     On June 6, 2003, Gevity HR, Inc. (the “Company”) completed the closing of a private placement with Frontenac VIII Limited Partnership, Frontenac Masters VIII Limited Partnership, SunTrust Equity Funding LLC d/b/a SunTrust Equity Partners, BVCF IV, L.P. and C&B Capital, L.P. (collectively, the “Purchasers”) pursuant to the terms of the previously-announced Preferred Stock Purchase Agreement, dated as of April 24, 2003, as amended on June 3, 2003 to include C&B Capital, L.P. as an additional purchaser (as amended, the “Preferred Stock Purchase Agreement”). Pursuant to the terms of the Preferred Stock Purchase Agreement, the Purchasers purchased an aggregate of 30,000 shares of a newly-authorized series of preferred stock, $.01 par value per share, of the Company, designated as the “Series A Convertible, Redeemable Preferred Stock” (the “Series A Preferred Stock”), the terms of which are set forth in a Certificate of Designation, as filed on June 5, 2003 with the Secretary of State of the State of Florida as an amendment to the Amended and Restated Articles of Incorporation of the Company (the “Certificate of Designation”).

     The purchase price and stated value paid by the Purchasers for the Series A Preferred Stock was $1,000 per share, or a total of $30 million. A portion of the proceeds from the sale of the Series A Preferred Stock were used to fund the repurchase by the Company of shares of common stock, $.01 par value per share, of the Company (the “Common Stock”), held by Charles S. Craig (see description below). The balance will be added to the Company’s working capital to enable it to pursue its current growth strategy, including possible future acquisitions.

     The Series A Preferred Stock is convertible into shares of Common Stock at an initial conversion price of $5.44 per share. The conversion price was determined by averaging the closing prices of the Common Stock for the five business days preceding March 5, 2003 (the execution date of the letter of intent for the Series A Preferred Stock transaction), and is subject to adjustments in certain events. To determine the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the number of shares of Series A Preferred Stock being converted is multiplied by $1,000 and the result is divided by the applicable conversion price. Dividends will accrue on the Series A Preferred Stock at the greater of (i) 4% of its stated value, or (ii) on an as-if converted basis, the amount declared on the Common Stock on a per share basis.

     In addition, pursuant to certain terms of the Series A Preferred Stock as set forth in the Certificate of Designation, the Majority Holders (as defined in the Certificate of Designation) of shares of the Series A Preferred Stock are entitled to designate two directors to serve as members of the Company’s Board of Directors (the “Series A Directors”). James E. Cowie and David S. Katz were designated by the Majority Holders and elected by the Board of Directors to serve as the initial Series A Directors, effective June 6, 2003.

     The issuance by the Company of 30,000 shares of the Series A Preferred Stock and the issuance by the Company of shares of Common Stock upon conversion of the Series A Preferred Stock in accordance with the terms of the Certificate of Designation, were approved by the holders of a majority of shares of Common Stock present and entitled to vote at the Annual Meeting of Shareholders held on June 3, 2003.

     Prior to the issuance of the Series A Preferred Stock, the Purchasers entered into a voting rights letter agreement, dated June 6, 2003, in order to ensure compliance with The Nasdaq National Market’s voting rights rules for convertible securities. Pursuant to the terms of the agreement, the voting rights of each share of Series A Preferred Stock held by the Purchasers, when voting on an as-if converted basis with the holders of Common Stock, shall be limited to one vote for each share of Common Stock issuable upon conversion of the Series A Preferred Stock as of the date of the initial issuance of the Series A Preferred Stock, subject to certain adjustments for stock splits, stock dividends, stock purchase rights, recapitalizations and similar matters.

     The Company and the Purchasers also entered into a Registration Rights Agreement under which the Purchasers and subsequent holders of the Series A Preferred Stock have been granted certain demand and piggyback registration rights with respect to the shares of Common Stock issued upon conversion of the Series A Preferred Stock.

     As of March 5, 2003, the Company and American Stock Transfer & Trust Company (the “Rights Agent”) entered into the First Amendment and Supplement to the Rights Agreement, which amended the original Rights Agreement, dated as of April 23, 2002, and filed as Exhibit 1 to the Company’s Registration Statement on Form 8-A filed on April 25, 2003 (the “Rights Agreement”), to exempt from the application of the Rights Agreement the initial issuance and sale of the Series A Preferred Stock to the Purchasers and the conversion of the Series A Preferred Stock into Common Stock in accordance with the terms of the Certificate of Designation. Subsequently, as of June 6, 2003, the Company and the Rights Agent further amended the Rights Agreement pursuant to the Second Amendment and Supplement to the Rights Agreement to exempt from the conditions of the Rights Agreement any increases in the number of shares of Common Stock into which the Series A Preferred Stock is convertible as a result of the application of the anti-dilution provisions of the terms of the Series A Preferred Stock and changes or circumstances that may occur as a result of other terms of the Series A Preferred Stock. In addition, the Second Amendment and Supplement to the Rights Agreement exempts from the application of the Rights Agreement certain acquisitions and exercises of options to purchase Common Stock granted to any Series A Director in his or her capacity as a member of the Board of Directors.

     Simultaneous with the closing of the Preferred Stock Purchase Agreement, the Company also completed a stock purchase transaction with Charles S. Craig, a former director and co-founder of the Company, pursuant to the terms of a letter of intent by and between the Company and Mr. Craig, dated as of March 5, 2003, and filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed March 6, 2003. The Company purchased 2,997,734 shares of Common Stock held directly or indirectly by Mr. Craig at a net price per share of $5.38, and 60,000 options to purchase shares of Common Stock for an aggregate purchase price of $143,800. The $16,271,608.92 purchase price for Mr. Craig’s shares and options was funded out of the proceeds from the sale of the Series A Preferred Stock to the Purchasers. Upon completion of the purchase by the Company of Mr. Craig’s shares, Mr. Craig’s ownership of Common Stock was reduced from 4,568,380 shares (not including options to purchase an aggregate of 139,176 shares of Common Stock) to 1,816,000 shares, in order to reduce his beneficial ownership to less than 10% of the Company’s outstanding shares of Common Stock.

     The foregoing is a summary description of the terms of the Preferred Stock Purchase Agreement, the Certificate of Designation of the Series A Preferred Stock and other related transactional documents, and by its nature is incomplete. This summary is qualified in its entirety by the texts of each of those documents, copies of which are attached hereto as Exhibits 99.1 through 99.7. All readers of this Current Report are encouraged to review the entire text of those respective documents.

Item 7. Exhibits

     (c)  Exhibits.

No.	Description

99.1	Form of the Preferred Stock Purchase Agreement by and among Gevity HR, Inc., Frontenac VIII Limited Partnership, Frontenac Masters VIII Limited Partnership, SunTrust Equity Funding, LLC d/b/a SunTrust Equity Partners and BVCF IV, L.P., dated as of April 24, 2003 (filed without exhibits attached).
99.2	Form of the First Amendment to Purchase Agreement by and among Gevity HR, Inc., Frontenac VIII Limited Partnership, Frontenac Masters VIII Limited Partnership, SunTrust Equity Funding, LLC d/b/a SunTrust Equity Partners, BVCF IV, L.P. and C&B Capital L.P., dated as of June 3, 2003.
99.3	Articles of Amendment to the Amended and Restated Articles of Incorporation of Gevity HR, Inc., as filed with the Secretary of State of the State of Florida on June 5, 2003.
99.4	Form of the Voting Rights Letter Agreement by and among Frontenac VIII Limited Partnership, Frontenac Masters VIII Limited Partnership, SunTrust Equity Funding, LLC d/b/a SunTrust Equity Partners, BVCF IV, L.P. and C&B Capital L.P., dated as of June 6, 2003.
99.5	Form of the Registration Rights Agreement, by and among among Gevity HR, Inc., Frontenac VIII Limited Partnership, Frontenac Masters VIII Limited Partnership, SunTrust Equity Funding, LLC d/b/a SunTrust Equity Partners, BVCF IV, L.P. and C&B Capital L.P., dated as of June 6, 2003.
99.6	Form of the First Amendment and Supplement to the Rights Agreement by and among Gevity HR, Inc. and American Stock Transfer & Trust Company, dated as of March 5, 2003.
99.7	Form of the Second Amendment and Supplement to the Rights Agreement by and among Gevity HR, Inc. and American Stock Transfer & Trust Company, dated as of June 6, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2003

GEVITY HR, INC.

By:	/s/ Erik Vonk

Name:	Erik Vonk
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Form of the Preferred Stock Purchase Agreement by and among Gevity HR, Inc., Frontenac VIII Limited Partnership, Frontenac Masters VIII Limited Partnership, SunTrust Equity Funding, LLC d/b/a SunTrust Equity Partners and BVCF IV, L.P., dated as of April 24, 2003 (filed without exhibits attached).
99.2	Form of the First Amendment to Purchase Agreement by and among Gevity HR, Inc., Frontenac VIII Limited Partnership, Frontenac Masters VIII Limited Partnership, SunTrust Equity Funding, LLC d/b/a SunTrust Equity Partners, BVCF IV, L.P. and C&B Capital L.P., dated as of June 3, 2003.
99.3	Articles of Amendment to the Amended and Restated Articles of Incorporation of Gevity HR, Inc., as filed with the Secretary of State of the State of Florida on June 5, 2003.
99.4	Form of the Voting Rights Letter Agreement by and among Frontenac VIII Limited Partnership, Frontenac Masters VIII Limited Partnership, SunTrust Equity Funding, LLC d/b/a SunTrust Equity Partners, BVCF IV, L.P. and C&B Capital L.P., dated as of June 6, 2003.
99.5	Form of the Registration Rights Agreement, by and among among Gevity HR, Inc., Frontenac VIII Limited Partnership, Frontenac Masters VIII Limited Partnership, SunTrust Equity Funding, LLC d/b/a SunTrust Equity Partners, BVCF IV, L.P. and C&B Capital L.P., dated as of June 6, 2003.

Exhibit
Number	Description

99.6	Form of the First Amendment and Supplement to the Rights Agreement by and among Gevity HR, Inc. and American Stock Transfer & Trust Company, dated as of March 5, 2003.
99.7	Form of the Second Amendment and Supplement to the Rights Agreement by and among Gevity HR, Inc. and American Stock Transfer & Trust Company, dated as of June 6, 2003.